Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-185253) of Intel Corporation,

(2)	Registration Statement (Form S-4 No. 333-158222) of Intel Corporation, and

(3)
Registration Statement (Form S-8 Nos. 333-172024, 333-45395, 333-49696, 333-124805, 333-135178, 333-135177, 333-143932, 333-141905, 333-160272, 333-160824, 333-172454, 333-172937, 333-175123, 333-190236 and 333-191956) pertaining to the Employees’ Savings Plan of Intel Corporation;

of our reports dated February 13, 2015 (except for Note 10, 26 and 27, as to which the date is June 5, 2015), with respect to the consolidated financial statements and schedule of Intel Corporation and our report dated February 13, 2015, with respect to the effectiveness of internal control over financial reporting of Intel Corporation included in this Current Report on Form 8-K.
/s/ Ernst & Young LLP

San Jose, California
June 5, 2015